Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Champions Oncology, Inc. on Form S-1 to be filed on or about April 25, 2016 of our report dated July 29, 2015, except for Notes 1, 2, 6, 7 and 9, as to which the date is April 25, 2016, on our audit of the consolidated financial statements as of April 30, 2015 and for the year then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

April 25, 2016